                                                                    Exhibit 3.14


                                                                       Exhibit C


                                     BY-LAWS

                                       OF

                           DELTA TRANSPORTATION, LTD.

                                   ARTICLE I.

                                     OFFICES

     1.1) Registered Office. The registered office of the corporation required by Chapter 180, Wisconsin Statutes, to be maintained in the State of Wisconsin is as provided and designated in the Articles of Incorporation. The Board of Directors of the corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a statement of such change and of location and post office address of the new registered office shall be filed with the Secretary of State of the State of Wisconsin.

     1.2) Other Offices. The corporation may establish and maintain such other offices, within or without the State of Wisconsin, as are from time to time authorized by the Board of Directors.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

     2.1) The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation on the third Wednesday of July beginning with the year 1983, or at such other place, within or without the State of Wisconsin, or at such other time as shall be designated by the Board of Directors, or by written consent of all the shareholders entitled to vote thereat. At the annual meeting, the shareholders shall elect Directors and shall transact such other business as shall properly come before the meeting. If for any reason the annual meeting is not held or the Directors are not elected thereat, Directors may be elected at a special meeting held for that purpose, and it shall be the duty of the chief executive officer or secretary, upon demand of any shareholder entitled to vote, to call such special meeting.

     2.2) Special Meetings. Special meetings of the shareholders entitled to vote shall be called by the Secretary at any time upon request by the chief executive officer or the Board of Directors (acting upon majority vote), or upon request by shareholders holding ten percent (10%) or more of the voting power of the Corporation's Capital Stock.


                                                                       EXHIBIT A

     2.3) Notice of Meetings. There shall be mailed to each shareholder entitled to vote, at his address as shown by the books of the Corporation, a notice setting out the place, date and hour of the annual meeting or any special meeting, which notice shall be mailed at least ten (10) days prior to the date of the meeting; provided, that notice of a meeting at which an agreement or merger or consolidation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least two (2) weeks prior to the date of the meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice. Attendance at a meeting by any shareholder, without objection in writing by him, shall constitute his waiver of notice of the meeting.

     2.4) Quorum and Adjourned Meetings. The holders of a majority of all shares of Capital Stock outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. In case a quorum is not present at any meeting, those shareholders present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of voting shares of the Corporation's Capital Stock shall be represented. At such adjourned meetings at which the required amount of voting shares of the Corporation's Capital Stock shall be represented, any business may be transacted which might have been transacted at the original meeting.

     2.5) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share of the Corporation's Capital Stock having voting power standing in his name on the books of the Corporation. Upon the demand of any shareholder, the vote for Directors or the vote upon any question before the meeting shall be by written ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares of the Corporation's Capital Stock entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these By-Laws. Directors shall be elected by a plurality of the votes cast by holders of the shares of the Corporation's Capital Stock entitled to vote thereon.

     2.6) Proxy. Shareholders of this Corporation may vote by proxy at any shareholders' meeting and each shareholder shall be entitled to one (1) vote for each share of voting capital stock outstanding in his name upon the records of the Corporation at the time of the closing of the transfer books for said meeting. All proxies shall be in writing signed by the shareholder or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     2.7) Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record fifty-five (55) days prior to a meeting may vote at such meeting.

     2.8) Shareholder List. The officer or agent having charge of the stock transfer books for the shares of Capital Stock of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be open to the inspection of any shareholder during the time of the meeting. The original stock transfer books of the corporation shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting of the shareholders.

     2.9) Voting by Certain Shareholders. Shares outstanding in the name of another corporation may be voted by its chief executive officer or by proxy appointed by him, unless some other person, by resolution of its Board of Directors, shall be appointed to vote such shares, in which case such person shall be entitled to vote said shares by producing a certified copy of such resolution.

     Shares of this Corporation's Capital Stock held by an administrator, executor, guardian, conservator, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name provided that there is filed with the Secretary before or at the time of the meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.

     A shareholder whose shares of Capital Stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of the Corporation's Capital Stock owned by the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares of Capital Stock entitled to vote at any given time.

     2.10) Organization. The chief executive officer, and in his absence, any shareholder chosen by the shareholders present, shall call the meetings of the shareholders to order and shall act as Chairman of such meetings and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary, and in her absence, the presiding officer may appoint any shareholder to act as Secretary of the meeting.

     2.11) Order of Business. The suggested order of business at the annual meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding Chairman, be:

     (a)  Call of roll.

     (b)  Proof of due notice of meeting or waiver of notice.

     (c)  Determination of existence of quorum.

     (d)  Reading and disposal of any unapproved minutes.

     (e)  Annual reports of officers and committees.

     (f)  Election of Directors.

     (g)  Unfinished business.

     (h)  New business.

     (i)  Adjournment.

                                  ARTICLE III.

                                    DIRECTORS

     3.1) General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by Chapter 180, Wisconsin Statutes.

     3.2) Number, Term and Qualifications. The number of Directors shall be determined (but at not less than one) by the shareholders at each annual meeting; provided, that between annual meetings the authorized number of Directors may be increased by the shareholders or by the Board of Directors or decreased by the shareholders. Directors need not be shareholders. Each Director at each annual meeting of shareholders shall be elected for a term of one (1) year and shall hold office until his successor is elected and qualified, or until his resignation or removal as provided by law.

     3.3) Vacancies. Vacancies on the Board of Directors shall be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of Directors shall be filled by two-thirds (2/3) of the Directors serving at the time of such increase. Persons elected by the shareholders, who may make such election at their next annual meeting or at any special meeting duly called for that purpose.

     3.4) Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining Directors (provided such majority consists of not less than the lesser of (i) the then authorized number of directors; or (ii) two directors shall constitute a quorum.

     3.5) First Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purpose of organization, electing or appointing officers of the Corporation, and transaction of other business, at the place where the shareholders' meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings or in a waiver of notice signed by all the Directors.

     3.6) Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the entire Board of Directors. No notice need be given of any regular meeting.

     3.7) Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the chief executive officer or by any one (1) Director. Unless notice shall be waived by all Directors, notice of such special meeting (including a statement of the purposes thereof) shall be given to each Director at least twenty-four (24) hours in advance of the meeting if oral or two (2) days in advance of the meeting if notice is given by mail, telegraph or other written communication; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while he is in the Armed Forces of the United States or outside the continental limits of the United States. Attendance at a meeting by any Director, without objection in writing by him, shall constitute a waiver of notice of such meeting.

     3.8) Compensation. Directors shall receive such compensation as shall be determined from time to time by resolution of the Board of Directors. All Directors shall be reimbursed for travel and other expenses that they incur in attending meetings of the Board of Directors. Nothing herein shall be construed to preclude any Director from serving the

Corporation in any other capacity and from receiving proper compensation therefor.

     3.9) Executive Committee. The Board of Directors may;, by unanimous vote, designate one or more of its members to constitute an Executive Committee, which, to the extent determined by unanimous affirmative vote, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation. Any such Executive Committee shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors.

     3.10) Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall his written dissent to such action with the Secretary of the meeting before the adjournment thereof or unless such dissent is sent by registered mail to the Secretary of the Corporation within five (5) days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     3.11) Organization. Any Director chosen by the Directors present shall call the meetings of the Board of Directors to order and shall act as Chairman of such meeting and the Secretary of the Corporation shall act as Secretary at all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer shall appoint any Director to act as Secretary of the meeting.

     3.12) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding Chairman be:

     (a)  Roll call.

     (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by President.

     (c)  Determination of existence of quorum.

     (d)  Reading and disposal of any unapproved minutes.

     (e)  Reports of officers and committees.

     (f)  Election of officers.

     (g)  Unfinished business.

     (h)  New business.

     (i)  Adjournment.

     3.13) Action Without Meeting. In compliance with Chapter 180, Wisconsin Statutes, an action required or permitted to be taken at a board meeting may be taken by written action signed by all of the Directors unless the action need not be approved by the shareholders and the articles so provide, in which case, the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all Directors were present. The written action is effective when signed by the required number of Directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all Directors, all Directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

     3.14) Electronic Communications.

     (a) A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by these by-laws for a meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

     (b) A director may participate in a board meeting not described in paragraph (a) by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

                                   ARTICLE IV.

                                    OFFICERS

     4.1) Number and Designation. The Board of Directors shall elect one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer, a secretary, and such other offices or agents as the Board of Directors deems necessary for the operation and management of the Corporation.

     4.2) Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect the officers provided for in
Section 4.1 and such officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors at a duly convened meeting (without prejudice, however, to any contract rights of such officer).

     4.3) Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the chief executive officer or secretary. The resignation shall take effect at the same time specified in the notice and, unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.

     4.4) Vacancies in Office. If there be a vacancy in any office of the Corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors at any regular or special meeting.

     4.5) Chief Executive Officer. The chief executive officer shall:

     (a)  Have general active management of the business of the corporation;

     (b) When present, preside at all meetings of the board and of the shareholders;

     (c) See that all orders and resolutions of the board are carried into effect;

     (d) Sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles or by-laws or by the board to some other officer or agent of the corporation;

     (e) Maintain records of and, whenever necessary, certify all proceedings of the board and the shareholders; and

     (f)  Perform other duties prescribed by the board.

     4.6) Chief Financial Officer. The chief financial officer shall:

     (a)  Keep accurate financial records for the corporation;

     (b) Deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the board.

     (c) Endorse for deposit all notes, checks and drafts received by the corporation as ordered by the board, making proper vouchers therefor;

     (d) Disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the board;

     (e) Render to the chief executive officer and the board, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and

     (f) Perform other duties prescribed by the board or by the chief executive officer.

     4.7) Secretary. The Secretary shall be Secretary of and shall attend all meetings of the shareholders and Board of Directors. He shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of shareholders and Directors. He, with the chief executive officer, shall sign all certificates representing shares of the Capital Stock of the Corporation and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

     4.8) Other Officers. The board may elect or appoint, in a manner set forth in the articles or by-laws or in a resolution approved by the affirmative vote of a majority of the directors present, any other officers or agents the board deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in the articles or by-laws or determined by the board.

                                   ARTICLE V.

     5.1) Indemnification of Certain Persons. Unless prohibited or limited by the Board of Directors pursuant to Chapter 180, Wisconsin Statutes, the Corporation shall indemnify a person made or threatened to be made a part to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, in compliance with, and under the terms and conditions of Chapter 180, Wisconsin Statutes.

     5.2) Insurance. The corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this ARTICLE V.

                                   ARTICLE VI.
                            SHARES AND THEIR TRANSFER

     6.1) Certificate of Stock. Every owner of Capital Stock of the Corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of Capital Stock of the Corporation owned by him. The certificates shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the Corporation by the chief executive officer or a vice president, and by the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation. Certificates on which a facsimile signature of a former officer appears may be issued with the same effect as if he were such officer on the date of issue.

     6.2) Stock Record. As used in these By-Laws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the Corporation are currently registered on the stock record books of the Corporation. A record shall be kept of the name of the person, firm or corporation owning the Capital Stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this ARTICLE VI).

     6.3) Transfer of Shares. Transfer of shares of Capital Stock on the stock record books of the Corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares of Capital Stock. The shareholder in whose name shares of Capital Stock stand on the stock record books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that when any transfer of shares of Capital Stock shall be made as collateral security and not absolutely, such fact, if known to the Secretary of the Corporation or to the transfer agent, shall be so expressed in the entry of transfer.

     6.4) Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity in a form and with one or more sureties satisfactory to the Board of Directors of at least double the value, as determined by such certificate in order to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares of Capital Stock as the one alleged to have been destroyed or lost.

     6.5) Treasury Stock. Treasury Stock shall be held by the Corporation subject to disposal by the Board of Directors in accordance with the Articles of Incorporation and these by-laws, and shall not have voting rights or participate in dividends.

     6.6) Inspection of Books by Shareholders. Shareholders shall be permitted to inspect the books of the Corporation for a proper purpose at all reasonable times.

     6.7) Consideration. When Capital Stock without par value is issued by this Corporation, it may be issued from time to time for such consideration of money, labor or property estimated at market value as may be fixed from time to time by the Board of Directors.

     6.8) Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the federal securities laws, rules and regulations or the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of Capital Stock of the Corporation.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

     7.1) Distributions. Subject to the provisions of the Articles of Incorporation, these by-laws or any applicable contract, the Board of Directors may authorize, and this Corporation may make, a distribution only if the Corporation is able to pay its debts in the ordinary course of business after making the distribution, as defined in Chapter 180, Wisconsin Statutes.

     7.2) Surplus and Reserves. Subject to the provisions of the Articles of Incorporation and of these by-laws, the Board of Directors, in its discretion, may use and apply any of the net earnings or net assets of the Corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net earnings such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property of business of the Corporation, or for any other purpose it may; think conducive to the bests interests of the Corporation.

     7.3) Fiscal Year. The fiscal year of the Corporation shall be established by the Board of Directors.

     7.4) Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at such times as may be ordered by the Board of Directors.

     7.5) Seal. The Corporation shall have no corporate seal.

                                  ARTICLE VIII.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     8.1) Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

     8.2) Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     8.3) Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority or resolution of the Board of Directors.

     8.4) Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.

                                   ARTICLE IX.

                        CALL AND PAYMENT OF SUBSCRIPTIONS

     9.1) Calls. The Board of Directors may call the subscriptions to the capital stock of this Corporation in such proportion and at such time as they shall deem proper by giving not less than ten (10) days notice by registered mail or personal service to each shareholder of the time and place where payment may be made, the terms of payment and the amount due from the shareholder so notified.

     9.2) Payment. When any unpaid portion of subscriptions to the Capital Stock of the Corporation are called and declared due by resolution of the Board of Directors, the same shall be payable within ten (10) days after the shareholder receives notice of the demand for payment. Unpaid subscriptions shall bear simple interest at the rate set by the Board of Directors, but in no event greater than that allowed by law.

                                   ARTICLE X.

                     WAIVER OF NOTICE AND UNANIMOUS CONSENT

     10.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by these By-Laws, the Articles of Incorporation or any of the laws of the State of Wisconsin, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the actual required notice.

     10.2) Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any lawfully constituted Executive Committee of the Corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares of Capital Stock of the Corporation who would be entitled to notice of a meeting for such purpose, by all of the Directors, or by all of the members such Executive Committee, as the case may be.

                                   ARTICLE XI.

                              AMENDMENTS OF BY-LAWS

     11.1) Amendments. These By-Laws may be altered, amended, added to or repealed by the affirmative vote of the majority of the members of the Board of Directors or at any special meeting of the Board of Directors called for that purpose, subject to the power of the shareholders to change or repeal such By-Laws and subject to any other limitations provided by Chapter 180, Wisconsin Statutes, provided, however, that after the date hereof the Board of Directors shall not adopt, amend or repeal a by-law fixing a quorum for meetings of shareholders, prescribing procedures for remaining directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a by-law to increase the number of Directors.